UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 3, 2016
CSRA INC.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-37494 (Commission File Number)	47-4310550 (I.R.S. Employer Identification No.)

3170 Fairview Park Drive Falls Church, Virginia (Address of Principal Executive Offices)		22042 (Zip Code)

Registrant’s telephone number, including area code: (703) 641-2000
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
As previously disclosed in the Current Report on Form 8-K filed with the SEC on December 2, 2015, on November 30, 2015, CSRA Inc. (“CSRA” or the “Company”) entered into a registration rights agreement (the “Registration Rights Agreement”) with certain stockholders who are former stockholders of SRA Companies, Inc., providing such stockholders with certain rights to cause the company to register resales by them of CSRA common stock. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Registration Rights Agreement.
Amendment No.1 to Registration Rights Agreement
On February 3, 2017, CSRA entered into Amendment No. 1 to the Registration Rights Agreement (the “First Amendment”), with Providence Equity Partners VI LP and Providence Equity Partners VI-A LP, pursuant to which the parties agreed that the Registration Rights Agreement may be amended, modified, extended, terminated or waived by CSRA and the holders of a majority of the Stockholder Registrable Securities.
Amendment No. 2 to Registration Rights Agreement

On February 3, 2017, CSRA also entered into Amendment No. 2 to the Registration Rights Agreement, (the “Second Amendment”), with Dr. Ernst Volgenau and EVSH LLC (collectively, “Volgenau”), who together constitute holders of a majority of the Stockholder Registrable Securities, pursuant to which the parties agreed, among other things, that CSRA will not be required to maintain a Shelf Registration Statement for the resale of the Stockholder Registrable Securities on a delayed or continuous basis under the Securities Act of 1933, as amended (the “Securities Act”), and may terminate the Form S-1 Shelf currently on file with the SEC. The parties also agreed that, subject to the terms of the Registration Rights Agreement, the holders of a majority of the Stockholder Registrable Securities may request in writing that CSRA file a Shelf Registration Statement covering the resale of all Stockholder Registrable Securities on a delayed or continuous basis and that the Company shall file such Shelf Registration Statement and cause it to be declared effective under the Securities Act as soon as reasonably practicable following receipt of such request. Additionally, the Second Amendment provides that CSRA shall reimburse the Holders for the fees of separate counsel (selected by Volgenau) pursuant to or in connection with the Registration Rights Agreement, including, but not limited to, any Registration Statement and any amendments or waivers in connection with the Registration Rights Agreement, in an amount not to exceed $10,000 in the aggregate.
The foregoing descriptions of the First Amendment and the Second Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the First Amendment and the Second Amendment, both of which are filed as exhibits hereto.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1 to the Registration Rights Agreement, dated as of February 3, 2017, by and among CSRA Inc., Providence Equity Partners VI L.P. and Providence Equity Partners VI-A L.P.
10.2	Amendment No. 2 to the Registration Rights Agreement, dated as of February 3, 2017, by and among CSRA Inc., Dr. Ernst Volgenau and EVSH LLC

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2017
CSRA INC.

By:	/s/ William J. Haynes II Name: William J. Haynes II Title: Executive Vice President, General Counsel and Secretary